Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-184221, 333-184224) and in the Registration Statements on Form S-8 (Nos. 333-76537, 333-108681, 333-117069, 333-147270, 333-162453, 333-181442) of DDR Corp. of our report dated March 19, 2014 relating to the consolidated financial statements of DDRM Properties LLC, appearing in Amendment No. 1 to the Annual Report on Form 10-K of DDR Corp. for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
March 19, 2014